                                                                    EXHIBIT 3.63

                         CERTIFICATE OF AMENDMENT AND
                              ADOPTION OF AMENDED
                           ARTICLES OF INCORPORATION
                                      OF
                                 THE KBI CORP.

     We, the undersigned, being the duly elected Chairman of the Board and Secretary of The KBI Corp. (the "Corporation"), an Ohio corporation, with its principal office located at Findlay, Hancock County, Ohio, do hereby certify that a special meeting of the holders of the shares of the Corporation entitling them to vote on the proposal to amend the Articles of Incorporation of the Corporation, as amended, was duly called and held on the 5th day of December, 1985, at which meeting all of the shareholders of the Corporation were present, and by the unanimous vote of such shareholders the following resolutions were adopted pursuant to Section 1701.71 of the Ohio General Corporation Law:

     RESOLVED, that the Articles of Incorporation of the Corporation, as heretofore amended, be further amended so as to read in their entirety as set forth in the Amended Articles of Incorporation of O.H. Materials Corp. presented to this meeting (the same being hereby ordered annexed to the minutes of this meeting as Exhibit A thereto); and that, in addition to the adoption of such amendments, such Amended Articles of Incorporation are hereby adopted in their entirety.

     FURTHER RESOLVED, that the appropriate officers of the Corporation be and hereby are authorized and directed to file with the Secretary of State of Ohio a Certificate of Amendment and Adoption of Amended Articles of Incorporation of the Corporation, setting forth the foregoing Amended Articles, and to take all such other action as they, or any of them, deem necessary or desirable in connection with such amendment.

     We do hereby further certify that a true and correct copy of the Amended Articles of Incorporation of the Corporation, as adopted pursuant to the foregoing resolutions, is attached to this Certificate as Exhibit A.

     IN WITNESS WHEREOF, we have hereunto set our respective hands this 5th day of December, 1985.
                                    /s/ James K. Kirk
                                    ----------------------------------------
                                    James L. Kirk, Chairman of the Board


                                    /s/ Ira O. Kane
                                    -----------------------------------------
                                    Ira O. Kane, Secretary

                                    AMENDED
                           ARTICLES OF INCORPORATION
                                      OF
                             O.H. MATERIALS CORP.

     I.    The name of the Corporation shall be "O.H. Materials Corp."

     II. The principal office of the Corporation in the State of Ohio is to be located at Findlay in Hancock County.

     III. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

     IV. The number of shares which the Corporation is authorized to have outstanding is 172,000 shares, consisting of 7,000 shares of Serial Preferred Stock without par value (hereinafter called "Serial Preferred Stock") and 165,000 shares of Common Stock without par value (hereinafter called "Common Stock").

     The express terms of the shares of each class are as follows:

                                  DIVISION A

                  EXPRESS TERMS OF THE SERIAL PREFERRED STOCK

     Section 1. The Serial Preferred Stock may be issued from time to time in one or more series. All shares of Serial Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 2 to 9, inclusive, of this Division, which provisions shall apply to all Serial Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to fix:

     (a) The designation of the series, which may be by distinguishing number, letter and/or title.

     (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

     (c)   The annual dividend rate of the series.

     (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

     (e) The redemption rights and price or prices, if any, for shares of the series.

     (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

     (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

     (h) Whether the shares of the series shall be convertible into shares of any other class or series of the Corporation, and if so, the specification of such other class or series, the conversion price or prices, any adjustments thereof, the date or dates as of which such shares shall be convertible, and other terms and conditions upon which such conversion may be made.

     (i) Restrictions (in addition to those set forth in Sections 6(b) and 6(c) of this Division) on the issuance of shares of the same series or of any other class or series.

     The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i), inclusive, of this Section 1.

     Section 2. The holders of Serial Preferred Stock or each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Serial Preferred Stock, shall be entitled to receive out of any funds legally available for the Serial Preferred Stock and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable on the dividend payment dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividend may be paid upon or set apart for any of the Serial Preferred Stock on any dividend payment date unless (i) all dividends upon all Serial Preferred Stock then outstanding for all dividend payment dates prior to such date shall have been paid or funds therefor set apart, and (ii) the same time a like dividend upon all Serial Preferred Stock then outstanding and having a dividend payment date, ratably in proportion to the respective annual dividend rates, shall be paid or funds therefor set apart.

     For the purpose of this Division A, a dividend shall be deemed to have been paid or funds therefor set apart on any date if prior to such date the Corporation shall have deposited funds sufficient therefor with a bank or trust company and shall have caused checks drawn against such funds in appropriate amounts to be mailed to each holder of record entitled to receive such dividend at his address then appearing on the books of the Corporation.

     Section 3. In no event so long as any Serial Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the Serial Preferred Stock, be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Serial Preferred Stock, nor shall any

Common Stock or any other shares ranking junior to the Serial Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Stock or other shares ranking junior to the Serial Preferred Stock received by the Corporation on or subsequent to the first date on which any then outstanding shares of such Preferred Stock shall have been issued) unless (i) all dividends upon all Serial Preferred Stock then outstanding for all dividend payment dates on or prior to the close of such action shall have been paid or funds therefor set apart, and (ii) all mandatory sinking fund obligations pursuant to the terms of any series of Serial Preferred Stock for all sinking fund payments due on or prior to the date of such action shall have been complied with.

     Section 4. (a) Subject to the express terms of each series and to the provisions of Section 6(c)(iv) of this Division, the Corporation (i) may from time to time redeem all or any part of the Serial Preferred Stock of any series at the time outstanding at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division and (ii) shall from time to time make such redemptions of the Serial Preferred Stock as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with the provisions of Section 1 of this Division, together in each case with (i) all then unpaid dividends upon such shares for all dividend payment dates on or prior to the redemption date and (ii) a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent such dividend payment date through the redemption date.

     (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Serial Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Serial Preferred Stock to be redeemed, together with (i) all then unpaid dividends upon such shares for all dividend payment dates on or prior to the redemption date and (ii) a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent such dividend payment date through the redemption date, with any bank or trust company in Cleveland or Columbus, Ohio, or New York, New York, having capital and surplus of more than $50,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the shares of Serial Preferred Stock so to be redeemed upon surrender of the stock certificate or certificates held by such holders. Upon the giving of such notice and the making of such deposit such holders shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares except only the right to receive such money from such bank or trust company without interest or to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding shares of any series of Serial Preferred Stock are to be redeemed, the Corporation shall select, pro rata or by lot, the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

     If the holders of shares of Serial Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

     (c) Any shares of Serial Preferred Stock which are (i) redeemed by the Corporation pursuant to the provisions of this Section 4, (ii) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, or (iii) converted in accordance with the express terms thereof shall resume the status of authorized and unissued shares of Serial Preferred Stock without serial designation; provided, however, that any such shares which are converted in accordance with the express terms thereof shall not be reissued as convertible shares.

     Section 5. (a) The holders of Serial Preferred Stock or any series shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to the Serial Preferred Stock, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus (i) all then unpaid dividends upon such shares for all dividend payment dates on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, and (ii) a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent such dividend payment date through the date of payment of the amount due pursuant to such liquidation, dissolution or winding up. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Serial Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

     After payment to holders of Serial Preferred Stock of the full preferential amounts as aforesaid, holders of Serial Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

     (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance or all of substantially all of the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Division.

     Section 6. (a) The holders of Serial Preferred Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders; and, except as otherwise provided herein or required by law, the holders of Serial Preferred Stock and the holders of Common Stock shall vote together as one class on all matters. No adjustment of the voting rights of holders of Serial Preferred Stock shall be made in the event of an increase or decrease in the number of shares of Common Stock authorized or issued or in the event of a stock split or combination of shares of Common or in the event of a stock dividend on any class of stock payable solely in Common Stock.

     If, and so often as, the Corporation shall be in default in the payment of dividends in an amount equivalent to six full quarterly dividends on any series of Serial Preferred Stock at the time outstanding, whether or not earned or declared, the holders of Series Preferred Stock of all series voting separately as a class and in addition to all other rights to vote for Directors, shall thereafter be entitled to elect, as hereinbelow provided, two members of the Board of Directors of the Corporation who shall serve, except as hereinbelow provided, until the next annual meeting of the shareholders and until their successors have been elected and qualified. The special class voting rights provided for herein when the same shall have become vested shall remain so vested until all dividends on the Serial Preferred Stock of all series then outstanding for all past dividend payment dates shall have been paid or funds therefor set apart, whereupon the terms of Directors elected by the holders of Serial Preferred Stock shall automatically terminate and the holders of Serial Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

     In the event of default entitling the holders of Serial Preferred Stock to elect two Directors as above specified, a special meeting of the holders of Serial Preferred Stock for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or upon written notice to the Secretary of the Corporation may be called by, the holders of record of at least 10% of the shares of Serial Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required, and the holders of Serial Preferred Stock shall not be entitled, to call such special meeting if the annual meeting of shareholders shall be held within 90 days after the date of receipt by the Secretary of the Corporation of the foregoing written request or notice from the holders of Serial Preferred Stock. At any annual meeting of shareholders or special meeting called for such purpose at which the holders of Serial Preferred Stock shall be entitled to elect Directors, the holders of 50% of the then outstanding shares of Serial Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum for such purpose, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall he necessary and sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Stock are entitled to elect as hereinabove provided. If at any such meeting there shall be less than a quorum for such purpose present, the holders of a majority of the shares of Serial Preferred Stock so present may adjourn the meeting for such purpose only from time to time without notice other than the announcement at the meeting until a quorum shall attend.

     The two Directors who may be elected by the holders of Serial Preferred Stock pursuant to the foregoing provisions shall be in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to such provisions.

     (b) Except as hereinbelow provided, the affirmative vote of the holders of at least two-thirds of the shares of Serial Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary to adopt any amendment to the Articles of Incorporation (but so far as the holders of Serial Preferred Stock are concerned, such amendment may be adopted with such vote) which:

     (i) changes issued shares of Serial Preferred Stock of all series then outstanding into a lessor number of shares of the Corporation of the same class and series or into the same or a different number of shares of the Corporation of any other class or series; or

     (ii) changes the express terms of the Serial Preferred Stock in any manner substantially prejudicial to the holders of all series thereof then outstanding; or

     (iii) authorizes shares of any class, or any security convertible into shares of any class, or authorizes the conversion of any security into shares of any class, ranking prior to the Serial Preferred Stock; or

     (iv) changes the express terms of issued shares of any class ranking prior to the Serial Preferred Stock in any manner substantially prejudicial to the holders of all series of Serial Preferred Stock then outstanding;

and, except as hereinbelow provided, the affirmative vote of the holders of at least two-thirds of the shares of each affected series of Serial Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of each affected series of Serial Preferred Stock shall vote separately as a series, shall be necessary to adopt any amendment to the Articles of Incorporation (but so far as the holders of each such series of Serial Preferred Stock are concerned, such amendment may be adopted with such vote) which:

     (v) changes issued shares of Serial Preferred Stock of one or more votes but not all series then outstanding into a lesser number of shares of the Corporation of the same series or into the same or different number of shares of the Corporation of any other class or series; or

     (vi) changes the express terms of any series of the Serial Preferred Stock in any manner substantially prejudicial to the holders of one or more but not all series thereof then outstanding; or

     (vii) changes the express terms of issued shares of any class ranking prior to the Serial Preferred Stock in any manner substantially prejudicial to the holders of one or more but not all series of Serial Preferred Stock then outstanding;

provided, however, that this subsection (b) shall not apply to, and the class or series vote herein specified shall not be required for the approval of, any action of the types described in the preceding clauses (i) through (vii) which is part of or effected in connection with the consolidation of the Corporation with or its merger into any other corporation, so long as the class vote specified by subsection (c) of this Section 6 is obtained in any case in which such class vote is required under clause (ii) of said subsection (c).

     (c) Except as hereinbelow provided, the affirmative vote of the holders of at least a majority of the shares of Serial Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Stock are concerned, such action may be effected with such vote):

     (i) The sale, lease or conveyance by the Corporation of all or substantially all of its property or business, provided, however, that this clause shall not be construed to apply to a mortgage or creation of any security interest in assets of the Corporation; or

     (ii) The consolidation of the Corporation with or its merger into any other corporation; provided, however, that no class vote shall be required by this clause if the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to or on a parity with the Serial Preferred Stock except the same number of shares ranking prior to or on a parity with the Serial Preferred Stock and having substantially the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of Serial Preferred Stock immediately preceding such consolidation or merger shall receive the same number of shares, with substantially the same rights and preferences, of the resulting corporation; or

     (iii) Any amendment to the Articles of Incorporation which authorizes additional shares of, or authorizes shares of any class which are convertible into, or authorizes the conversion of shares of any class into, Serial Preferred Stock or shares ranking on a parity with the Serial Preferred Stock; or

     (iv) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Serial Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Serial Preferred Stock, unless (A) all dividends upon all Serial Preferred Stock then outstanding for all dividend payment dates on or prior to the date of such purchase or redemption shall have been paid or funds therefor set apart, and (B) all mandatory sinking fund obligations pursuant to the terms of any series of Serial Preferred Stock for all sinking fund payment dates on or prior to the date of such purchase or redemption shall have been complied with.

     Section 7. If the shares of any series of Serial Preferred Stock shall be convertible into shares of any other class or series of the Corporation, then upon conversion of shares of such series the stated capital of the shares delivered upon such conversion shall be the aggregate par value of the shares so delivered having par value, or, in the case of shares without par value, shall be an amount equal to the stated capital represented by each such share outstanding at the time of such conversion multiplied by the number of such shares delivered upon such conversion. The stated capital of the Corporation shall be correspondingly increased or reduced to reflect the difference between the stated capital of the shares of Serial Preferred Stock so converted and the stated capital of the shares delivered upon such conversion.

     Section 8. To the extent that there are now or hereafter created series of Serial Preferred Stock which are convertible into Common Stock (hereinafter called "convertible series"), the following terms and provisions shall be applicable to all of such series, except as may be otherwise expressly provided in the terms of any such series.

     (a) The holder of each share of a convertible series may exercise the conversion privilege in respect thereof by delivering to any transfer agent for the respective series the certificate for the share to be converted and written notice that the holder elects to convert such share. Conversion shall be deemed to have been effected immediately prior to the close of business on the date when such delivery is made, and such date is referred to in this Section as the "conversion date". On the conversion date or as promptly thereafter as practicable the Corporation shall deliver to the holder of the shares surrendered for conversion, or as otherwise directed by him in writing, a certificate for the number of full shares of Common Stock deliverable upon the conversion or such shares and a check or cash in respect of any fraction of a share as provided in subsection (b) of this Section. The person in whose name the share certificate is to be registered shall be deemed to have become a holder of Common Stock of record on the conversion date. No adjustment shall be made for any dividends on shares surrendered for conversion or for dividends on Common Stock delivered on conversion.

     (b) The Corporation shall not be required to deliver fractional shares of Common Stock upon conversion of shares on a convertible series. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock deliverable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would otherwise be deliverable upon the conversion, the Corporation shall in lieu of delivering a fractional share therefor make an adjustment therefor in cash at the current market value thereof, computed (to the nearest cent) on the basis of the closing price of Common Stock on the last business day before the conversion date.

     For the purpose of this Section, the "closing price of Common Stock" on any business day shall be the last reported sales price regular way per share of Common Stock on such day, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading as determined by the Board of Directors, which determination shall be conclusive, or, if not listed or admitted to trading on any national securities exchange, as quoted by the automated quotation system of the National Association of Securities Dealers, Inc., or, if not so quoted the mean between the average bid and asked prices per share of Common Stock in the over-the-counter market as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors for that purpose; and "business day" shall be each day on which the New York Stock Exchange or other national securities exchange or automated quotation system or over-the-counter market used for purposes of the above calculation is open for trading.

     (c) From and after the issuance thereof, the conversion price provided in the terms of each convertible series shall be adjusted from time to time as follows:

     (i) In case the Corporation splits or combines the outstanding Common Stock, the conversion price in effect immediately prior to the effective date thereof shall be proportionately decreased in the case of a split or increased in the case of a combination, so as appropriately to reflect the same, such adjustment to become effective immediately after the opening of business on the day following the effective date of such split or combination. For this purpose, any dividend upon Common Stock payable in Common Stock shall be considered a split of the outstanding shares, and the effective date thereof shall be considered to be the dividend record date.

     (ii) In case the Corporation shall issue rights or warrants to holders of Common Stock generally entitling them to subscribe for or purchase Common Shares at a price per share less than the current market price per share of Common Stock at the record date for the determination of shareholders entitled to receive such rights or warrants, the conversion price in effect immediately prior to such record date shall be reduced to a price determined by multiplying the conversion price then in effect by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, such adjustment to become effective immediately after the opening of business on the day following such record date.

     (iii) In case the Corporation shall distribute to holders of Common Stock generally evidences of its indebtedness or securities or assets (excluding cash dividends payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, and excluding Common Stock and rights and warrants to purchase Common Stock, the conversion price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution shall be reduced to a price determined by multiplying the conversion price then in effect by a fraction, of which the numerator shall be the current market price per share of Common Stock on such record date, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the evidences of its indebtedness or securities or assets so distributed to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock, such adjustment to become effective immediately after the opening of business on the day following such record date.

     For purposes of clauses (ii) and (iii) of this subsection (c), the current market price per share of Common Stock on any day shall be deemed to be the average of the closing prices of Common Stock (as defined in subsection (b) of this section) for the ten business days commencing twenty-five business days before the day in question.

     (iv) No adjustment in the conversion price for any convertible series shall be made if, at the same time as the Corporation shall issue Common Stock as a dividend on the outstanding shares of Common Stock or shall issue rights or warrants to holders of Common Stock generally or shall distribute to holders of Common Shares generally evidences of its indebtedness or securities or assets, which, as provided in clauses (i) through (iii) above, would otherwise call for an adjustment in such conversion price, the Corporation shall issue shares of Common Stock as a dividend on the outstanding shares of such convertible series, or shall issue the same rights or warrants to holders of shares of such convertible series generally as are granted to holders of Common Stock, or shall distribute to holders of such convertible series generally the same evidences of its indebtedness or securities or assets as are distributed to holders of Common Stock, in each case in the same proportion as if each share of such series had been converted into Common Stock at the then applicable conversion price immediately prior to the record date for the determination of shareholders entitled to receive such dividend or rights or warrants or distribution.

     (v) Except as provided in clauses (i) through (iii) above, no adjustment in the conversion price for any convertible series shall be made by reason of the issuance of Common Stock, or any security convertible into Common Stock, in exchange for cash, property or services.

     (vi) No adjustment in the conversion price for any convertible series shall be required unless such adjustment would require an increase or decrease of at least 50 cents in such price; provided, however, that any adjustment which by reason of this clause (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (c) shall be made to the nearest one-hundredth of a share and to the nearest cent.

     (vii) Whenever the conversion price for any convertible series is adjusted as herein provided, the Corporation shall forthwith place on file with each transfer agent of such convertible series a statement signed by the President or a Vice President of the corporation and by its Treasurer or its Secretary or an Assistant Treasurer or an Assistant Secretary showing in detail the facts requiring such adjustment and the conversion price after such adjustment and shall exhibit the same from time to time to any holder of such series desiring an inspection thereof.

     (d) In case of any reclassification or change or outstanding Common Stock (except a split or combination, or a change in par value, or a change from par value to no par value), provision shall be mace as part of the terms of such reclassification or change that the holder of each share of each convertible series then outstanding shall have the right to receive upon the conversion of such share, at the conversion price which otherwise would be in effect at the time of conversion, with the same protection against dilution as herein provided, the same kind and amount of stock and other securities and property as he would have owned or have been entitled to receive upon the happening of any of the events described above had such share been converted immediately prior to the happening of the event.

     (e) In case the Corporation shall be consolidated with or shall merge into any other corporation, provision shall be made as a part of the terms of such consolidation or merger whereby the holder of each share of each convertible series outstanding immediately prior to such event shall thereafter be entitled to such conversion rights with respect to securities of the Corporation resulting from such consolidation or merger as shall be substantially equivalent to the conversion rights herein specified; provided, however, that the provisions of this subsection (e) shall be deemed to be satisfied if such consolidation or merger shall be approved by the holders of Serial Preferred Stock in accordance with the provisions of Section 6(c) of this Division.

     (f) The issue of share certificates on conversions of shares of each convertible series shall be without charge to the converting shareholder for any tax in respect of the issue hereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the registration of shares in any name other than that of the holder of the shares converted, and the Corporation shall not be required to deliver any such share certificate unless and until the person or persons requesting the delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     (g) The Corporation hereby reserves and shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares or treasury shares, for the purpose of delivery upon conversion of shares of each convertible series, such number of shares of Common Stock as shall from time to time be sufficient to permit the conversion of all outstanding shares of all convertible series of Serial Preferred Stock.

     (h)    In case at any time:

     (1) the Corporation shall pay in any quarter-annual period any cash dividends upon its Common Stock which in total amount per share will exceed by 50% or more the total amount per share of the cash dividends paid during the last preceding quarter-annual period; or

     (2) the Corporation shall authorize the issuance or distribution to the holders of Common Stock generally of rights or warrants referred to in subsection (c)(ii), or of evidences of its indebtedness or securities or assets referred to in subsection (c)(iii), of this Section;

then, in each of said cases, the Corporation shall give written notice, by first class mail, postage prepaid, to the transfer agents for each convertible series and to each holder of record of such series, at his address then appearing on the books of the Corporation, of the record date or of the date on which the transfer books of the Corporation shall close with respect to such action. Such notice shall be given at least twenty days prior to the action in question and not less than ten days prior to the record date or the date on which the Corporation's transfer books are closed with respect thereto.

     Section 9. For the purpose of this Division:

     Whenever reference is made to shares "ranking prior to the Serial Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Stock; whenever reference is made to shares "on a parity with the Serial Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof (i) neither as to the payment of dividends nor as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Stock, and (ii) either as to the payment of dividends or as to distributions in the event or a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Stock"; and whenever reference is made to shares "ranking junior to the Serial Preferred Stock' such reference shall mean and include all shares of the Corporation in respect or which the rights of the holders thereof both as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preferred Stock.

                                  DIVISION B

                       EXPRESS TERMS OF THE COMMON STOCK

     The Common Stock shall be subject to the express terms of the Serial Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of Common Stock shall be entitled to one vote for each share of Common Stock upon all matters presented to the shareholders.

                               CHANGE IN SHARES

     At the Effective Date, as hereinafter defined; (i) each Class "A" common share without par value then issued (whether outstanding or held in the treasury of the Corporation) shall forthwith be changed into, and without more be and become, one (1) share of Common Stock of the Corporation authorized by these Amended Articles; and (ii) there shall be no Class "B" common shares without par value then issued (whether outstanding or held in the treasury of the Corporation). As used herein the term "Effective Date" shall mean the date and time when a certificate containing a copy of the resolution adopting these Amended Articles is filed with the Secretary of State of Ohio as provided in
Section 1701.73 of the Ohio Revised Code.

     V. Section 1701.831 of the Ohio Revised Code shall not apply to "control share acquisitions" (as such term is defined in Section 1701.0l(Z)(1) of the Ohio Revised Code) of any shares of this Corporation, whether heretofore or hereafter authorized or heretofore or hereafter issued.

     VI. No holders of any class of shares of the Corporation shall have any pre-emptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation, whether now or hereafter authorized.

     VII. The Corporation may from time to time, pursuant to authorization by the Board of Directors and without action of the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

     VIII. Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Articles, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

     IX. Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation shall apply to the Corporation and sha11 be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Articles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

     X. These Amended Articles of Incorporation take the place of and supersede the existing Articles of Incorporation as heretofore amended.

                             O.H. MATERIALS CORP.
                         OHM MATERIALS MERGER COMPANY

                         JOINT CERTIFICATE OF ADOPTION
                             OF AGREEMENT OF MERGER


     James L. Kirk, Chairman of the Board, and Ira O. Kane, President and Secretary, of O.H. Materials Corp., an Ohio corporation ("OHM"), do hereby certify that:

     1. The Agreement of Merger dated as of June 28, 1986; between OHM and OHM Merger Company, an Ohio corporation ("OHMMC") (OHM and OHMMC being the constituent corporations as defined in Section 1701.01(V) of the Ohio General Corporation Law), to which this Certificate is attached, was duly approved by the Board of Directors of OHM by written action taken June 2, 1986, in lieu of action taken at a meeting and was duly executed by the Chairman and attested by the Treasurer of OHM for and on behalf of OHM; and

     2. Thereafter, said Agreement of Merger was duly submitted to and approved and adopted by the written consent, dated June 28, 1986, in lieu of action taken at a meeting, of the holders of all of the outstanding common shares of OHM entitled to vote thereon.

     IN WITNESS WHEREOF, James L. Kirk, Chairman of the Board, and Ira O. Kane, President and Secretary of OHM, action for an on behalf of OHM, have hereunto subscribed their names on this 30th day of June, 1986.

                              /s/ James L. Kirk
                              -----------------
                              James L. Kirk, Chairman


                              /s/ Ira O. Kane
                              ---------------
                              Ira O. Kane, President and Secretary

     Ira O. Kane, President, and Henry E. Beal, Secretary, of OHM Merger Company, an Ohio corporation ("OHMMC"), do hereby certify that:

     1. The Agreement of Merger dated as of June 28, 1986, between OHMMC and O.H. Materials Corp., an Ohio corporation ("OHM") (OHMMC and OHM being the constituent corporations as defined in Section 1701.01(V) of the Ohio General Corporation Law), to which this Certificate is attached, was duly approved by the Board of Directors of OHMMC by written action taken June 2, 1986, in lieu of action taken at a meeting, and was duly executed by the President and attested by the Treasurer of OHMMC for and on behalf of OHMMC; and

     2. Thereafter, said Agreement of Merger was duly submitted to and approved and adopted by the written consent, dated June 28, 1986, in lieu of action taken at a meeting, of the holders of all of the outstanding common shares of OHMMC entitled to vote thereon.

     IN WITNESS WHEREOF, Ira O. Kane., President, and Henry E. Beal, Secretary of OHMMC, acting for and on behalf of OHMMC, have hereunto subscribed their names as of this 30th day of June, 1986.

                              /s/ Ira O. Kane
                              ---------------
                              Ira O. Kane, President


                              /s/ Henry E. Beal
                              -----------------
                              Henry E. Beal, Secretary

                             OHM MERGER AGREEMENT


     This Agreement of Merger (the "Agreement") is made and entered into as of the 28th day of June, 1986 pursuant to Section 1701.78 of the Ohio Revised Code, by and between O.H. Materials Corp., an Ohio corporation ("OHM"), and OHM Merger Company, an Ohio corporation ("OHMMC"). (OHM and OHMMC are hereinafter sometimes collectively as the "Constituent Corporations".)

                              W I T N E S S E T H:

     WHEREAS, OHM and Environmental Testing and Certification Corporation, a Delaware corporation ("ETC"), have entered into that certain Amended and Restated Plan and Agreement of Reorganization, dated as of December 5, 1985 (the "Reorganization Agreement"):

     WHEREAS, pursuant to the Reorganization Agreement, OHM and ETC have caused to be formed and incorporated a new Delaware corporation, Environmental Treatment and Technologies Corp. ("ETC Holding Company"), and ETC Holding Company has executed and become a party to the Reorganization Agreement;

     WHEREAS, the Reorganization Agreement provides for the merger of OHMMC into OHM pursuant to this Agreement (the "Merger") and the merger of ETC Merger Company, a Delaware corporation wholly owned by ETC Holding Company ("ETCMC"), into ETC (the "ETC Merger") pursuant to the terms of a Merger Agreement, dated of even date herewith, by and between ETC and ETCMC (the "ETC Merger Agreement");

     WHEREAS, on the date hereof, OHM has an authorized capitalization consisting of: 165,000 shares of Common Stock (the "OHM Common Stock"), of which 52,560 shares have been issued and are outstanding; and 7,000 shares of Serial Preferred Stock, no par value, none of which are outstanding (the "OHM Preferred Stock");

     WHEREAS, on the date hereof, OHM has an authorized capitalization consisting of 100 shares of Common Stock, without par value ("OHMMC Common Stock"), of which 100 shares have been issued and outstanding and are owned by ETC Holding Company;

     WHEREAS, on the date hereof, ETC Holding Company has authorized common capital stock of 100 shares of Common Stock, without par value ("ETC Holding Company Common Stock"), of which 100 shares have been issued and are outstanding;

     WHEREAS, prior to the Effective Time (as hereinafter defined), the authorized common capital stock of ETC Holding Company shall be increased to 20,000,000 shares of ETC Holding Company Common Stock and, pursuant to the Reorganization Agreement, ETC Holding Company shall make available to OHMMC, its wholly owned subsidiary, at or prior to the Effective Time, the shares of ETC Holding Company Common Stock necessary to consummate the Merger with OHM as provided herein; and

     WHEREAS, the Directors of each of the Constituent Corporations and ETC Holding Company have duly authorized and approved the Reorganization Agreement, and the Directors of OHM and OHMMC have each duly authorized and approved this Agreement and the Merger and the shareholders of ETCMC and OHM have adopted this Agreement;

     NOW THEREFORE, in consideration of the premises hereof and the mutual agreements contained herein, OHM and OHMMC hereby agree as follows:

                                   ARTICLE I

                           MERGER OF OHMMC INTO OHM
                           ------------------------

     1.1 At the Effective Time OHMMC shall be merged into OHM, which thereupon shall become a subsidiary of ETC Holding Company. OHM shall be the surviving corporation (the "Surviving Corporation") and shall be governed by the laws of the State of Ohio. The name of the Surviving Corporation shall be O.H. Materials Corp.

                                  ARTICLE II

                             CONVERSION OF SHARES
                             --------------------

     2.1 At the Effective Time, by virtue of the Merger (a) the shares of OHMMC Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become, in the aggregate, 100 shares of Common Stock of the Surviving Corporation (which shall be all of the issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time) and (b) the shares of OHM Common Stock issued and outstanding immediately prior to the Effective Time ("Old OHM Common Stock") shall be converted, pro rata, into and become, in the aggregate, six million (6,000,000) shares of ETC Holding Company Common Stock.

     2.2 At the Effective Time, the holders of old OHM Common Stock shall cease to have any rights as shareholders of OHM, except solely to have their shares converted into ETC Holding Company Common Stock as provided in Section 2.1 hereof. Each such holder, upon surrender of an outstanding certificate(s) for shares of Old OHM Common Stock to MidLantic National Bank (the "Exchange Agent"), shall be entitled to receive in exchange therefore a certificate representing the number of shares of ETC Holding Company Common Stock into which such holder's shares of Old OHM Common Stock shall have been converted pursuant to the Merger.

     2.3 After the Effective Time, and upon surrender by ETC Holding Company of certificates representing the OHMMC Common Stock to the Exchange Agent, the Surviving Corporation shall deliver to ETC Holding Company appropriate certificates representing the common stock of the Surviving Corporation resulting from the conversion of OHMMC Common Stock as provided in Section 2.1 hereof.

                                  ARTICLE III

                             EFFECT OF THE MERGER
                             --------------------

     3.1 At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of Ohio law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate corporate existence of OHMMC shall cease; the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers and authorities of a public, as well as private, nature of OHM and OHMMC; all obligations belonging to or due OHM or OHMMC shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed; title to any real estate or any interest therein vested in OHM or OHMMC shall not revert or in any way be impaired by reason of the Merger, all rights of creditors and all liens upon any property of OHM or OHMMC shall be preserved unimpaired; and the Surviving Corporation shall be liable for all the obligations of OHM and OHMMC and any claim existing, or action or proceeding pending, by or against OHM or OHMMC may be prosecuted to judgment with right of appeal as if the Merger had not taken place.

                                  ARTICLE IV

                                EFFECTIVE TIME
                                --------------

     4.1 If this Agreement is adopted by the shareholders of OHM and OHMMC and if the conditions set forth in Article VIII of the Reorganization Agreement are duly satisfied or waived, and if this Agreement has not been terminated pursuant to Article VII hereof, the Merger shall take effect at the close of business on the day (the "Effective Time") on which (i) a certificate complying with the provisions of Section 1701.78 of the Ohio Revised Code, containing a signed copy of this Agreement or a copy thereof, is duly filed with the Secretary of State of Ohio or (ii) a certificate complying with the provisions of Section 251 of the General Corporation Law of Delaware with respect to the ETC Merger is duly filed with the Secretary of State of Delaware, whichever shall occur later.

                                   ARTICLE V

                ARTICLES OF INCORPORATION/REGULATIONS/DIRECTORS
                -----------------------------------------------

     5.1 The Amended Articles of Incorporation of OHM, as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, constitute the "articles" of the Surviving Corporation within the meaning of
Section 1701.01(D) of the Ohio Revised Code unless and until amended in accordance with the provisions thereof and applicable law. A copy of such Amended Articles of Incorporation is attached hereto as Annex I and is hereby incorporated herein by this reference.

     5.2 The regulations of OHM, as in effect immediately prior to the Effective Time, constitutes the Regulations of the Surviving Corporation unless and until amended in accordance with the provisions thereof, the Articles of Incorporation of the Surviving Corporation and applicable law.

     5.3 The directors of the Surviving Corporation shall be Eckardt C. Beck, John J. Fitzgerald, Ira O. Kane (who shall also serve as President and Chief Executive Officer of the Surviving Corporation) and James L. Kirk, who shall serve as directors of the Surviving Corporation until the conclusion of the first meeting of the shareholders of the Surviving Corporation, or until their successors have been duly elected and qualified, whichever occurs later.

                                  ARTICLE VI

                                STATUTORY AGENT
                                ---------------

     6.1 The name and address of the statutory agent upon whom any process, nature or demand against any Constituent Corporation or the Surviving Corporation may be served is Ira O. Kane, 16406 U.S. Route 224 East, Findlay, Ohio 45840.

                                  ARTICLE VII

                                  TERMINATION
                                  -----------
     7.1 Notwithstanding anything to the contrary herein, this Amendment shall immediately terminate if for any reason the Reorganization Agreement shall be terminated.

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

     8.1 Any Constituent Corporation may, at any time prior to the Effective Time, by action duly taken by its Directors, waive any term or condition of this Agreement and/or agree to any amendment or modification of this Agreement; provided, however, that after a favorable vote of the shareholders of either Constituent Corporation the terms and conditions shall not be waived, amended or modified without resubmission to such shareholders if such waiver, amendment or modification would constitute a material change to this Agreement and/or require resubmission of the Merger or this Agreement to the shareholders of either Constituent Corporation.

     8.2 The captions and headings of this Agreement are for convenience only and are not intended, and shall not be construed, as a summary of the provision of the Articles of this Agreement. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio.

     8.3 This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall be considered one and the same agreement.

     IN WITNESS WHEREOF, OHM and OHMMC, pursuant to the authority and approval of their respective Boards of Directors, have each caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                          O.H. MATERIALS CORP.

Attest:
                                          By  /s/ James L. Kirk
                                            ------------------------------------
/s/ Pamela K.M. Beall                       James L. Kirk, Chairman of the Board
-------------------------------------       Chief Executive Officer
Pamela K.M. Beall
Treasurer

                                          OHM MERGER COMPANY

Attest:
                                          By  /s/ Ira O. Kane
                                            ------------------------------------
/s/ Pamela K.M. Beall                       Ira O. Kane, President and
-------------------------------------       Chief Executive Officer
Pamela K.M. Beall
Treasurer

                                                                         ANNEX I
                                                                         -------
                                    AMENDED
                           ARTICLES OF INCORPORATION
                                       OF
                              O.H. MATERIALS CORP.

     I.   The name of the Corporation shall be "O.H. Materials Corp."

     II. The principal office of the Corporation in the State of Ohio is to be located at Findlay in Hancock County.

     III. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

     IV. The number of shares which the Corporation is authorized to have outstanding is 172,000 shares, consisting of 7,000 shares of Serial Preferred Stock without par value (hereinafter called "Serial Preferred Stock") and 165,000 shares of Common Stock without par value (hereinafter called "Common Stock").

     The express terms of the shares of each class are as follows:

                                  DIVISION A

                  EXPRESS TERMS OF THE SERIAL PREFERRED STOCK

     Section 1. The Serial Preferred Stock may be issued from time to time in one or more series. All shares of Serial Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 2 to 9, inclusive, of this Division, which provisions shall apply to all Serial Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to fix:

          (a) The designation of the series, which may be by distinguishing number, letter and/or title.

          (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

          (c)     The annual dividend rate of the series.

          (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

          (e) The redemption rights and price or prices, if any, for shares of the series.

          (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          (h) Whether the shares of the series shall be convertible into shares of any other class or series of the Corporation, and if so, the specification of such other class or series, the conversion price or prices, any adjustments thereof, the date or dates as of which such shares shall be convertible, and other terms and conditions upon which such conversion may be made .

          (i) Restrictions (in addition to those set forth in Sections 6(b) and 6(c) of this Division) on the issuance of shares of the same series or of any other class or series.

     The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i), inclusive, of this Section 1.

     Section 2. The holders of Serial Preferred Stock of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Serial Preferred Stock, shall be entitled to receive out of any funds legally available for the Serial Preferred Stock and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable on the dividend payment dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividend may be paid upon or set apart for any of the Serial Preferred Stock on any dividend payment date unless (i) all dividends upon all Serial Preferred Stock then outstanding for all dividend payment dates prior to such date shall have been paid or funds therefor set apart, and (ii) at the same time a like dividend upon all Serial Preferred Stock then outstanding and having a dividend payment date on such date, ratably in proportion to the respective annual dividend rates, shall be paid or funds therefor set apart.

     For the purpose of this Division A, a dividend shall be deemed to have been paid or funds therefor set apart on any date if on or prior to such date the Corporation shall have deposited funds sufficient therefor with a bank or trust company and shall have caused checks drawn against such funds in appropriate amounts to be mailed to each holder of record entitled to receive such dividends at his address then appearing on the books of the Corporation.

     Section 3. In no event so long as any Serial Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the Serial Preferred Stock, be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Serial Preferred Stock, nor shall any Common Stock or any other shares ranking junior to the Serial Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Stock or other shares ranking junior to the Serial Preferred Stock received by the Corporation on or subsequent to the first date on which any then outstanding shares of such Preferred Stock shall have been issued) unless (i) all dividends upon all Serial Preferred Stock then outstanding for all dividend payments dates on or prior to the date of such action shall have been paid or funds therefor set apart, and (ii) all mandatory sinking fund obligations pursuant to the terms of any series of Serial Preferred Stock for all sinking fund payments due on or prior to the date of such action shall have been complied with.

     Section 4. (a) Subject to the express terms of each series and to the provisions of Section 6(c)(iv) of this Division, the Corporation (i) may from time to time redeem all or any part of the Serial Preferred Stock of any series at the time outstanding at the option of the Board of Directors at the applicable redemption price of such series fixed in accordance with the provisions of Section 1 of this Division, and (ii) shall from time to time make such redemptions of the Serial Preferred Stock as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with the provisions of Section 1 of this Division, together in each case with (i) all then unpaid dividends upon such shares for all dividend payment dates on or prior to the redemption date and (ii) a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent such dividend payment date through the redemption date.

     (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Serial Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Serial Preferred Stock to be redeemed, together with (i) all then unpaid dividends upon such shares for all dividend payment dates on or prior to the redemption date and (ii) a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent such dividend payment date through the redemption date, with any bank or trust company in Cleveland or Columbus, Ohio, or New York, New York, having capital and surplus of more than $50,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the shares of Serial Preferred Stock so to be redeemed upon surrender of the stock certificate or certificates held by such holders. Upon the giving of such notice and the making of such deposit such holders shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares except only the right to receive such money from such bank or trust company without interest or to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding shares of any series of Serial Preferred Stock are to be redeemed, the Corporation shall select, pro rata or by lot, the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

     If the holders of shares of Serial Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

     (c) Any shares of Serial Preferred Stock which are (i) redeemed by the Corporation pursuant to the provisions of this Section 4, (ii) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, or (iii) converted in accordance with the express terms thereof, shall resume the status of authorized and unissued shares of Serial Preferred Stock without serial designation; provided, however, that any such shares which are converted in accordance with the express terms thereof shall not be reissued as convertible shares.

     Section 5. (a) The holders of Serial Preferred Stock of any series shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to the Serial Preferred Stock, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus (i) all then unpaid dividends upon such shares for all dividend payment dates on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, and (ii) a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent such dividend payment date through the date of payment of the amount due pursuant to such liquidation, dissolution or winding up. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Serial Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

     After payment to holders of Serial Preferred Stock of the full preferential amounts as aforesaid, holders of Serial Preferred Stock as such shall have no right of claim to any of the remaining assets of the Corporation.

     (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Division.

     Section 6. (a) The holders of Serial Preferred Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders; and, except as otherwise provided herein or required by law, the holders of Serial Preferred Stock and the holders of Common Stock shall vote together as one class on all matters. No adjustment of the voting rights of holders of Serial Preferred Stock shall be made in the event of an increase or decrease in the number of shares of Common Stock authorized or issued or in the event of a stock split of combination of shares of Common Stock or in the event of a stock dividend on any class of stock payable solely in Common Stock.

     If, and so often as, the Corporation shall be in default in the payment of dividends in an amount equivalent to six full quarterly dividends on any series of Serial Preferred Stock at the time outstanding, whether or not earned or declared, the holders of Serial Preferred Stock of all series, voting separately as a class and in addition to all other rights to vote for Directors, shall thereafter be entitled to elect, as hereinbelow provided, two members of the Board of Directors of the Corporation who shall serve, except as hereinbelow provided, until the next annual meeting of the shareholders and until their successors have been elected and qualified. The special class voting rights provided for herein when the same shall have become vested shall remain so vested until all dividends on the Serial Preferred Stock of all series then outstanding for all past dividend payment dates shall have been paid or funds therefor set apart, whereupon the terms of Directors elected by the holders of Serial Preferred Stock shall automatically terminate and the holders of Serial Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

     In the event of default entitling the holders of Serial Preferred Stock to elect two Directors as above specified, a special meeting of the holders of Serial Preferred Stock for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or upon written notice to the Secretary of the Corporation may be called by, the holders of record of at least 10% of the shares of Serial Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required and the holders of Serial Preferred Stock shall not be entitled, to call such special meeting if the annual meeting of shareholders shall be held within 90 days after the date of receipt by the Secretary of the Corporation of the foregoing written request or notice from the holders of Serial Preferred Stock. At any annual meeting of shareholders or special meeting called for such purpose at which the holders of Serial Preferred Stock shall be entitled to elect Directors, the holders of 50% of the then outstanding shares of Serial Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum for such purpose, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be necessary and sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Stock are entitled to elect as hereinabove provided. If at any such meeting there shall be less than a quorum for such purpose present, the holders of a majority of the shares of Serial Preferred Stock so present may adjourn the meeting for such purpose only from time to time without notice other than the announcement at the meeting until a quorum shall attend.

     The two Directors who may be elected by the holders of Serial Preferred Stock pursuant to the foregoing provisions shall be in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to such provisions.

     (b) Except as hereinbelow provided, the affirmative vote of the holders of at least two-thirds of the shares of Serial Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary to adopt any amendment to the Articles of Incorporation (but so far as the holders of Serial Preferred Stock are concerned, such amendment may be adopted with such vote) which:

               (i) changes issued shares of Serial Preferred Stock of all series then outstanding into a lesser number of shares of the Corporation of the same class and series or into the same or a different number of shares of the Corporation of any other class or series; or

               (ii) changes the express terms of the Serial Preferred Stock in any manner substantially prejudicial to the holders of all series thereof then outstanding; or

               (iii) authorizes shares of any class, or any security convertible into shares of any class, or authorizes the conversion of any security into shares of any class, ranking prior to the Serial Preferred Stock; or

               (iv) changes the express terms of issued shares of any class ranking prior to the Serial Preferred Stock in any manner substantially prejudicial to the holders of all series of Serial Preferred Stock then outstanding;

and, except as hereinbelow provided, the affirmative vote of the holders of at least two-thirds of the shares of each affected series of Serial Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of each affected series of Serial Preferred Stock shall vote separately as a series, shall be necessary to adopt any amendment to the Articles of Incorporation (but so far as the holders of each such series of Serial Preferred Stock are concerned, such amendment may be adopted with such vote) which:

               (v) changes issued shares of Serial Preferred Stock of one or more but not all series then outstanding into a lesser number of shares of the Corporation of the same series or into the same or different number of shares of the Corporation of any other class or series; or

               (vi) changes the express terms of any series of the Serial Preferred Stock in any manner substantially prejudicial to the holders of one or more but not all series thereof then outstanding; or

               (vii) changes the express terms of issued shares of any class ranking prior to the Serial Preferred Stock in any manner substantially prejudicial to the holders of one or more but not all series of Serial Preferred Stock then outstanding;

provided, however, that this subsection (b) shall not apply to, and the class or series vote herein specified shall not be required for the approval of, any action of the types described in the preceding clauses (i) through (vii) which is a part of or effected in connection with the consolidation of the Corporation with or its merger into any other corporation, so long as the class vote specified by subsection (c) of this Section 6 is obtained in any case in which such class vote is required under clause (ii) of said subsection (c).

     (c) Except as hereinbelow provided, the affirmative vote of the holders of at least a majority of the shares of Serial Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Stock are concerned, such action may be effected with such vote):

               (i) The sale, lease or conveyance by the Corporation of all or substantially all of its property or business, provided, however, that this clause shall not be construed to apply to a mortgage or creation of any security interest in assets of the Corporation; or

               (ii) The consolidation of the Corporation with or its merger into any other corporation; provided, however, that no class vote shall be required by this clause if the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to or on a parity with the Serial Preferred Stock except the same number of shares ranking prior to or on a parity with the Serial Preferred Stock and having substantially the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of Serial Preferred Stock immediately preceding such consolidation or merger shall receive the same number of shares, with substantially the same rights and preferences, of the resulting corporation; or

               (iii) Any amendment to the Articles of Incorporation which authorizes additional shares of, or authorizes shares of any class which are convertible into, or authorizes the conversion of shares of any class into, Serial Preferred Stock or shares ranking on a parity with the Serial Preferred Stock; or

               (iv) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Serial Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Serial Preferred Stock, unless (A) all dividends upon all Serial Preferred Stock then outstanding for all dividend payment dates on or prior to the date of such purchase or redemption shall have been paid or funds therefor set apart, and (B) all mandatory sinking fund obligations pursuant to the terms of any series of Serial Preferred Stock for all sinking fund payment dates on or prior to the date of such purchase or redemption shall have been complied with.

     Section 7. If the shares of any series of Serial Preferred Stock shall be convertible into shares of any other class or series of the Corporation, then upon conversion of shares of such series the stated capital of the shares delivered upon such conversion shall be the aggregate par value of the shares so delivered having par value, or, in the case of shares without par value, shall be an amount equal to the stated capital represented by each such share outstanding at the time of such conversion multiplied by the number of such shares delivered upon such conversion. The stated capital of the Corporation shall be correspondingly increased or reduced to reflect the difference between the stated capital of the shares of Serial Preferred Stock so converted and the stated capital of the shares delivered upon such conversion.

     Section 8. To the extent that there are now or hereafter created series of Serial Preferred Stock which are convertible into Common Stock (hereinafter called "convertible series"), the following terms and provisions shall be applicable to all of such series, except as may be otherwise expressly provided in the terms of any such series.

     (a) The holder of each share of a convertible series may exercise the conversion privilege in respect thereof by delivering to any transfer agent for the respective series the certificate for the share to be converted and written notice that the holder elects to convert such share. Conversion shall be deemed to have been effected immediately prior to the close of business on the date when such delivery is made, and such date is referred to in this Section as the "conversion date". On the conversion date or as promptly thereafter as practicable the Corporation shall deliver to the holder of the shares surrendered for conversion, or as otherwise directed by him in writing, a certificate for the number of full shares of Common Stock deliverable upon the conversion or such shares and a check or cash in respect of any fraction of a share as provided in subsection (b) of this Section. The person in whose name the share certificate is to be registered shall be deemed to have become a holder of Common Stock of record on the conversion date. No adjustment shall be made for any dividends on shares surrendered for conversion or for dividends on Common Stock delivered on conversion.

     (b) The Corporation shall not be required to deliver fractional shares of Common Stock upon conversion of shares on a convertible series. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock deliverable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would otherwise be deliverable upon the conversion, the Corporation shall in lieu of delivering a fractional share therefor make an adjustment therefor in cash at the current market value thereof, computed (to the nearest cent) on the basis of the closing price of Common Stock on the last business day before the conversion date.

     For the purpose of this Section, the "closing price of Common Stock" on any business day shall be the last reported sales price regular way per share of Common Stock on such day, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading as determined by the Board of Directors, which determination shall be conclusive, or, if not listed or admitted to trading on any national securities exchange, as quoted by the automated quotation system of the National Association of Securities Dealers, Inc., or, if not so quoted the mean between the average bid and asked prices per share of Common Stock in the over-the-counter market as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors for that purpose; and "business day" shall be each day on which the New York Stock Exchange or other national securities exchange or automated quotation system or over-the-counter market used for purposes of the above calculation is open for trading.

     (c) From and after the issuance thereof, the conversion price provided in the terms of each convertible series shall be adjusted from time to time as follows:

             (i) In case the Corporation splits or combines the outstanding Common Stock, the conversion price in effect immediately prior to the effective date thereof shall be proportionately decreased in the case of a split or increased in the case of a combination, so as appropriately to reflect the same, such adjustment to become effective immediately after the opening of business on the day following the effective date of such split or combination. For this purpose, any dividend upon Common Stock payable in Common Stock shall be considered a split of the outstanding shares, and the effective date thereof shall be considered to be the dividend record date.

            (ii) In case the Corporation shall issue rights or warrants to holders of Common Stock generally entitling them to subscribe for or purchase Common Shares at a price per share less than the current market price per share of Common Stock at the record date for the determination of shareholders entitled to receive such rights or warrants, the conversion price in effect immediately prior to such record date shall be reduced to a price determined by multiplying the conversion price then in effect by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, such adjustment to become effective immediately after the opening of business on the day following such record date.

            (iii) In case the Corporation shall distribute to holders of Common Stock generally evidences of its indebtedness or securities or assets (excluding cash dividends payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, and excluding Common Stock and rights and warrants to purchase Common Stock, the conversion price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution shall be reduced to a price determined by multiplying the conversion price then in effect by a fraction, of which the numerator shall be the current market price per share of Common Stock on such record date, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the evidences of its indebtedness or securities or assets so distributed to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock, such adjustment to become effective immediately after the opening of business on the day following such record date.

            For purposes of clauses (ii) and (iii) of this subsection (c), the current market price per share of Common Stock on any day shall be deemed to be the average of the closing prices of Common Stock (as defined in subsection (b) of this section) for the ten business days commencing twenty-five business days before the day in question.

            (iv) No adjustment in the conversion price for any convertible series shall be made if, at the same time as the Corporation shall issue Common Stock as a dividend on the outstanding shares of Common Stock or shall issue rights or warrants to holders of Common Stock generally or shall distribute to holders of Common Shares generally evidences of its indebtedness or securities or assets, which, as provided in clauses (i) through (iii) above, would otherwise call for an adjustment in such conversion price, the Corporation shall issue shares of Common Stock as a dividend on the outstanding shares of such convertible series, or shall issue the same rights or warrants to holders of shares of such convertible series generally as are granted to holders of Common Stock, or shall distribute to holders of such convertible series generally the same evidences of its indebtedness or securities or assets as are distributed to holders of Common Stock, in each case in the same proportion as if each share of such series had been converted into Common Stock at the then applicable conversion price immediately prior to the record date for the determination of shareholders entitled to receive such dividend or rights or warrants or distribution.

            (v) Except as provided in clauses (i) through (iii) above, no adjustment in the conversion price for any convertible series shall be made by reason of the issuance of Common Stock, or any security convertible into Common Stock, in exchange for cash, property or services.

            (vi) No adjustment in the conversion price for any convertible series shall be required unless such adjustment would require an increase or decrease of at least 50 cents in such price; provided, however, that any adjustment which by reason of this clause (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (c) shall be made to the nearest one-hundredth of a share and to the nearest cent.

            (vii) Whenever the conversion price for any convertible series is adjusted as herein provided, the Corporation shall forthwith place on file with each transfer agent of such convertible series a statement signed by the President or a Vice President of the corporation and by its Treasurer or its Secretary or an Assistant Treasurer or an Assistant Secretary showing in detail the facts requiring such adjustment and the conversion price after such adjustment and shall exhibit the same from time to time to any holder of such series desiring an inspection thereof.

     (d) In case of any reclassification or change or outstanding Common Stock (except a split or combination, or a change in par value, or a change from par value to no par value), provision shall be mace as part of the terms of such reclassification or change that the holder of each share of each convertible series then outstanding shall have the right to receive upon the conversion of such share, at the conversion price which otherwise would be in effect at the time of conversion, with the same protection against dilution as herein provided, the same kind and amount of stock and other securities and property as he would have owned or have been entitled to receive upon the happening of any of the events described above had such share been converted immediately prior to the happening of the event.

     (e) In case the Corporation shall be consolidated with or shall merge into any other corporation, provision shall be made as a part of the terms of such consolidation or merger whereby the holder of each share of each convertible series outstanding immediately prior to such event shall thereafter be entitled to such conversion rights with respect to securities of the Corporation resulting from such consolidation or merger as shall be substantially equivalent to the conversion rights herein specified; provided, however, that the provisions of this subsection (e) shall be deemed to be satisfied if such consolidation or merger shall be approved by the holders of Serial Preferred Stock in accordance with the provisions of Section 6(c) of this Division.

     (f) The issue of share certificates on conversions of shares of each convertible series shall be without charge to the converting shareholder for any tax in respect of the issue hereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the registration of shares in any name other than that of the holder of the shares converted, and the Corporation shall not be required to deliver any such share certificate unless and until the person or persons requesting the delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     (g) The Corporation hereby reserves and shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares or treasury shares, for the purpose of delivery upon conversion of shares of each convertible series, such number of shares of Common Stock as shall from time to time be sufficient to permit the conversion of all outstanding shares of all convertible series of Serial Preferred Stock.

     (h)  In case at any time:

              (1) the Corporation shall pay in any quarter-annual period any cash dividends upon its Common Stock which in total amount per share will exceed by 50% or more the total amount per share of the cash dividends paid during the last preceding quarter-annual period; or

              (2) the Corporation shall authorize the issuance or distribution to the holders of Common Stock generally of rights or warrants referred to in subsection (c)(ii), or of evidences of its indebtedness or securities or assets referred to in subsection (c)(iii), of this Section;

then, in each of said cases, the Corporation shall give written notice, by first class mail, postage prepaid, to the transfer agents for each convertible series and to each holder of record of such series, at his address then appearing on the books of the Corporation, of the record date or of the date on which the transfer books of the Corporation shall close with respect to such action. Such notice shall be given at least twenty days prior to the action in question and not less than ten days prior to the record date or the date on which the Corporation's transfer books are closed with respect thereto.

     Section 9.  For the purpose of this Division:

     Whenever reference is made to shares "ranking prior to the Serial Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Stock; whenever reference is made to shares "on a parity with the Serial Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof (i) neither as to the payment of dividends nor as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Stock, and (ii) either as to the payment of dividends or as to distributions in the event or a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Stock"; and whenever reference is made to shares "ranking junior to the Serial Preferred Stock' such reference shall mean and include all shares of the Corporation in respect or which the rights of the holders thereof both as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preferred Stock.

                                  DIVISION B

                       EXPRESS TERMS OF THE COMMON STOCK

     The Common Stock shall be subject to the express terms of the Serial Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of Common Stock shall be entitled to one vote for each share of Common Stock upon all matters presented to the shareholders.

                               CHANGE IN SHARES

     At the Effective Date, as hereinafter defined; (i) each Class "A" common share without par value then issued (whether outstanding or held in the treasury of the Corporation) shall forthwith be changed into, and without more be and become, one (1) share of Common Stock of the Corporation authorized by these Amended Articles; and (ii) there shall be no Class "B" common shares without par value then issued (whether outstanding or held in the treasury of the Corporation). As used herein the term "Effective Date" shall mean the date and time when a certificate containing a copy of the resolution adopting these Amended Articles is filed with the Secretary of State of Ohio as provided in
Section 1701.73 of the Ohio Revised Code.

     V. Section 1701.831 of the Ohio Revised Code shall not apply to "control share acquisitions" (as such term is defined in Section 1701.0l(Z)(1) of the Ohio Revised Code) of any shares of this Corporation, whether heretofore or hereafter authorized or heretofore or hereafter issued.

     VI. No holders of any class of shares of the Corporation shall have any pre-emptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation, whether now or hereafter authorized.

     VII. The Corporation may from time to time, pursuant to authorization by the Board of Directors and without action of the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

     VIII. Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Articles, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

     IX. Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Articles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

     X. These Amended Articles of Incorporation take the place of and supersede the existing Articles of Incorporation as heretofore amended.